DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA EXECUTIVE EMPLOYMENT AGREEMENT THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), dated as of 25th30TH August July 2020 (the “Effective Date”), is entered into by and between, Warehouse Goods LLC, a Delaware corporation (the “Company”), and William Bine (the “Employee”). (Company and Employee are sometimes individually referred to herein as a “Party” and collectively as the “Parties”). WHEREAS, the Company and the Employee desire to enter into an employment relationship, in accordance with the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the foregoing recitals, which are made a part hereof, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1. Employment Term. Unless terminated earlier in accordance with Section 4 hereof, Employee’s employment with the Company pursuant to this Agreement shall be for an initial term of three (3) years commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Initial Term”). Thereafter, this Agreement shall be automatically renewed for successive one-year terms commencing on the applicable anniversary of the Effective Date (each such successive year being a “Renewal Term,” and, together with the Initial Term, or such lesser period in the event of termination of Employee’s employment prior to the expiration of the Initial Term or a Renewal Term by a Party pursuant to the provisions of this Agreement, the “Employment Term”), unless either Party gives written notice to the other Party not less than ninety (90) days prior to the end of the Initial Term or a Renewal Term, as the case may be, of such Party’s election not to renew this Agreement (“Notice of Non-Renewal”). 2. Position and Duties; Exclusive Employment; Principal Location; No Conflicts. (a) Position and Duties. During the Employment Term, the Employee shall serve as Chief Operating Officer for the Company, reporting directly to the Company’s Chief Executive Officer (the “CEO”), and shall have such duties, authority, and responsibility as shall be assigned and determined from time to time by the CEO, including duties and responsibilities for the Company and its current and any future parent, subsidiaries and affiliates, including but not limited to Greenlane Holdings, Inc. (“Greenlane”) and Greenlane Holdings, LLC (formerly known as Jacoby Holdings, LLC), (the Company and its current and any future parent, subsidiaries and affiliates are collectively referred to herein as the “Company Group”) without additional compensation or benefits other than as set forth in this Agreement. (b) Exclusive Employment. Employee agrees to devote all of Employee’s full business time and attention exclusively to the performance of Employee’s duties hereunder and in furtherance of the business of the Company Group. Employee shall (i) perform Employee’s duties and responsibilities hereunder honestly, in good faith, to the best of Employee’s abilities in a diligent manner, and in accordance with the Company Group’s policies and applicable law, (ii) use Employee’s best efforts to promote the success of the Company Group, (iii) not do anything, or permit anything to be done at Employee’s direction, that is intended to be inconsistent with Employee’s duties to the Company Group or opposed to the best interests of the Company Group or which is a conflict of interest, and (iv) not be or become an officer, director, manager, employee, advisor, or consultant of any business other than that of the Company Group, unless the Employee receives advance written approval from the COO and all other approvals required under the policies of the Company Group. Employee shall not, during Employee’s employment with the

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA Company, be involved directly or indirectly, in any manner, as a partner, officer, director, stockholder, member, manager, consultant, advisor, investor, creditor or employee for any company engaged in a substantially similar business to the Company Group; however, Employee may use Employee’s personal funds to invest in a publicly traded company that engages in a similar business, but shall not own more than two (2%) percent of the stock thereof. Notwithstanding the foregoing, Employee may engage in civic and not-for-profit activities, as long as such activities do not interfere with Employee’s performance of Employee’s duties to the Company Group or the commitments made by Employee in this Section 2(b). (c) Principal Location; Travel. During the Employment Term, the Employee shall perform the duties and responsibilities required by this Agreement at the Company Group’s offices located in Boca Raton, Florida or such other location as determined within the sole discretion of the COO, and will be required to travel to other locations, including internationally, as may be necessary to fulfill the Employee’s duties and responsibilities hereunder. (d) No Conflict. Employee represents and warrants to the Company that Employee has the capacity to enter into this Agreement, and that the execution, delivery and performance of this Agreement by Employee will not violate any agreement, undertaking or covenant to which Employee is party or is otherwise bound, including any obligations with respect to non-competition, non-solicitation, or proprietary or confidential information of any other person or entity. 3. Compensation; Benefits. (a) Base Salary. During the Employment Term, the Company shall pay to Employee an annualized base salary of Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00) (the “Base Salary”), which shall be payable in regular installments in accordance with the Company’s customary payroll practices and procedures, but in no event less frequently than monthly, and prorated for any partial year worked. The Base Salary is subject to review annually throughout the Employment Term by the Compensation Committee (the “Compensation Committee”) of the Board and the Board of Directors of Greenlane Holdings, Inc. (the “Board”) and may be subject to increase in the Board’s discretion. (b) Incentive Compensation. (i) Annual Bonus. (A) Amount. For each complete fiscal year during the Employment Term, Employee shall be eligible to receive an annual performance-based bonus (the “Annual Bonus”) of fifty percent (50%) based upon achieved Company performance metrics for the given fiscal year and/or Employee achievement of identified individual performance goals, all as determined by the Compensation Committee within the first quarter of such applicable fiscal year during the Employment Term. (B) Timing of Payment. The Annual Bonus shall be paid in the immediately following fiscal year to the fiscal year to which the Annual Bonus relates at the same time bonuses are paid to other executives of the Company, but in no event later than three months following the end of the fiscal year to which the Annual Bonus relates. 2

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA (C) Form of Payment. In the Compensation Committee's complete and sole discretion, an Annual Bonus may be (I) paid in cash, (II) by the issuance of Awards under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan (or any successor plan thereto) (the “Plan”), or (III) any combination of (I) and (II). (D) Conditions to Payment. To be eligible to receive such Annual Bonus, Employee must (I) remain continuously employed with and by the Company (or any member of the Company Group) through the last day of the fiscal year to which the Annual Bonus relates, and (II) be in good standing with the Company (and all members of the Company in the same controlled group) (i.e., not under any type of performance improvement plan, disciplinary suspension, final warning, or the like) as of the last day of the fiscal year to which the Annual Bonus relates. Unless otherwise provided in this Agreement, if Employee incurs a termination of employment prior to the last day of the fiscal year to which the Annual Bonus relates, Employee shall not be entitled to any Annual Bonus for such fiscal year. (ii) Annual Equity Award. (A) Amount of Annual Equity Award. Employee shall be eligible to receive long term equity incentive compensation awards under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan (or any successor plan thereto) (the “Plan”) for each fiscal year during the Employment Term (an “Annual Equity Award”). With input from the Company, the Annual Equity Award will be determined under the equity grant policies established by the Compensation Committee and shall be subject to the underlying terms and conditions of the Plan. Notwithstanding the foregoing, any Award Agreement (as defined in Section 11(f) of the Plan) shall provide that in the event of a Change in Control (as defined in Section 11(h) of the Plan), one hundred percent (100%) of any Annual Equity Award granted to the Employee shall fully vest and, if applicable, become fully exercisable immediately before the Closing. (B) Grant. Each Annual Equity Award is intended to be granted and coincide with the anniversary date of the Effective Date of this Agreement, but such grant cannot become effective until formal action is taken with respect to such grant by the Compensation Committee. As such, the Company will take commercially reasonable efforts to coordinate with the Compensation Committee to take grant action for each Annual Equity Award as soon as administratively practicable following each respective anniversary date of the Effective Date of this Agreement. (iii) Clawback Provisions. Notwithstanding anything to the contrary contained herein and without limiting any other rights and remedies of the Company or Greenlane (including as may be required by law), if Employee has engaged in fraud or other willful misconduct that contributes materially to any financial restatements or material loss to the Company or Greenlane (or any member of the Company Group) , the Company (with respect to the Annual Bonuses) or Greenlane (with respect to the Annual Equity Awards) shall recover, for the 3-year period preceding the date on which the Company or Greenlane (or any member of the Company Group), as the case may be, is required to prepare the account restatements, the amount by which any incentive compensation paid to Employee exceeded the lower amount that would have been payable to Employee after giving effect to the restated financial results or the material loss, in one or more of the following methods: 3

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA (A) Require repayment by Employee of any Annual Bonus (net of any taxes paid by Employee on such payments) previously paid to Employee, (B) Cancel any earned but unpaid Annual Bonus or unissued Annual Equity Award, (C) Rescind the exercise and/or vesting of any Annual Equity Award and the delivery of shares of Greenlane’s common stock upon such exercise or vesting, (D) Cause all outstanding unvested and unexercised equity rights under the Plan, that are currently held by Employee, to be terminated and become null and void, or (E) Adjust the future compensation of Employee in order to recover the amount. In addition, the Employee’s Annual Bonus and Annual Equity Award shall be subject to any other clawback or recoupment policy of the Company, Greenlane or the Plan, as the case may be, as may be in effect from time to time or any clawback or recoupment as may be required by applicable law. (c) Welfare Benefit Plans. During the Employee’s employment with the Company, the Employee shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) that are maintained by, contributed to or participated in by the Company, subject in each instance to the underlying terms and conditions (including plan eligibility provisions) of such plans, practices, policies and programs. (d) Expenses. Subject to Section 24 below, during the Employee’s employment with the Company, the Employee shall be entitled to reimbursement of all documented reasonable business expenses incurred by the Employee in accordance with the policies, practices and procedures of the Company applicable to employees of the Company, as in effect from time to time. (e) Relocation Reimbursement. If Employee’s principal office location during the Employment Term is changed by the Board to a location more than seventy-five (75) miles away from the Company’s headquarters in Boca Raton, Florida, then the Company shall reimburse Employee for the expenses incurred by Employee in relocating Employee’s primary residence up to a maximum of Twenty Thousand Dollars ($20,000), which shall be reimbursed to Employee within thirty (30) days after Employee submits documentation to the Company of such relocation expenses incurred by Employee (the “Relocation Reimbursement”). Employee acknowledges that such relocation reimbursement amounts are required to be included in taxable income and reported as wages in the year in which the reimbursement is received. If Employee terminates Employee’s employment with the Company and this Agreement for any reason prior to the two-year anniversary of the date on which Employee receives payment of the Relocation Reimbursement, then Employee agrees to repay the Company the Relocation Reimbursement (net of original taxes withheld) and hereby authorizes the Company to deduct such repayment from the Accrued Obligations (as defined in Section 5(a)(i) hereof), to the extent permissible under applicable law. 4

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA (f) Fringe Benefits. During the Employment Term, the Employee shall be eligible to receive such fringe benefits and perquisites as are provided by the Company, in its sole discretion, to its employees from time to time, in accordance with the policies, practices and procedures of the Company. (g) Paid Time Off. During the Employment Term, Employee shall be entitled to paid time off as needed, in accordance with the plans, policies, programs and practices of the Company applicable to its executives, and, in each case, subject to the prior consent of the CEO or the CEO’s designee. (h) Withholding Taxes. All forms of compensation paid or payable to the Employee from the Company or the Company Group, whether under this Agreement or otherwise, are subject to reduction to reflect applicable withholding and payroll taxes pursuant to any applicable law or regulation. 4. Termination. This Agreement and Employee’s employment with the Company may be terminated in accordance with any of the following provisions. (a) Expiration of Employment Term. This Agreement and Employee’s employment with the Company will terminate upon expiration of the Employment Term following Notice of Non-Renewal provided by either Party to the other Party in accordance with Section 1 hereof. Any Notice of Non-Renewal given by the Company to the Employee shall not constitute a termination of this Agreement by the Company with Cause or without Cause. Any Notice of Non-Renewal given by the Employee to the Company shall constitute a resignation by the Employee. (b) Termination By the Company Without Cause. The Company may terminate this Agreement and Employee’s employment with the Company at any time without Cause (as defined in Section 4(d)) by providing written notice of termination to Employee. (c) Resignation By Employee For Any Reason. Employee may terminate this Agreement and Employee’s employment with the Company for any reason, by providing written notice to the Company at least ninety (90) days prior to the effective date of termination (the “Notice Period”). During the Notice Period, Employee shall continue to perform the duties of Employee’s position and the Company shall continue to compensate Employee as set forth herein. Notwithstanding the foregoing, if Employee provides the Company with notice of termination pursuant to this Section 4(c), the Company will have the option of requiring Employee to immediately vacate the Company’s premises and cease performing Employee’s duties hereunder. If the Company so elects this option, then the Company will be obligated to provide the compensation and benefits hereunder to Employee for the duration of the Notice Period. (d) Termination By the Company For Cause. The Company may immediately terminate this Agreement and Employee’s employment with the Company for Cause, which shall be effective upon delivery by the Company of written notice to Employee of such termination, subject to any cure period as required herein. For purposes of this Agreement, “Cause” shall mean, with respect to the Employee, one or more of the following: (i) the conviction of the Employee of the commission of a felony or other crime involving moral turpitude (including pleading guilty or no contest to such crime), whether or not such felony or other crime was committed in connection 5

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA with the business of the Company Group; (ii) the commission of any act or omission involving gross negligence, willful misconduct, moral turpitude, misappropriation, embezzlement, dishonesty, or fraud in connection with the performance of the Employee’s duties and responsibilities hereunder; (iii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs at the workplace, or other conduct causing the Company Group public disgrace or disrepute or significant economic harm, whether in conjunction with the performance of Employee’s duties on behalf of the Company Group or otherwise; (iv) the commission of any act or omission which is significantly injurious to the Company Group, monetarily, as determined in the reasonable discretion of the Board; (v) willful failure or refusal to perform material duties and responsibilities as reasonably directed by the COO or Board; (vi) any act or omission deliberately aiding or abetting a competitor of the Company Group to the disadvantage or detriment of the Company Group; (vii) breach of any applicable fiduciary duty to the Company Group; or (viii) any other material breach of this Agreement. The Company shall not have the right to terminate for Cause under subsections (iii), (v) or (viii) of this Section 4(d) unless and until the Company provides Employee written notice containing detailed reasons for the Cause termination and at least ten 10 days to cure any act or omission constituting Cause pursuant to such subsections prior to the effective termination date, provided however that the act or omission is, in fact, curable. In no event shall the Employee have more than one cure opportunity with respect to the recurrence of the same or similar actions or inactions constituting Cause. (e) Termination as a Result of Death or Disability of Employee. This Agreement and the Employee’s employment with the Company shall terminate automatically upon the date of the Employee’s death without notice by or to either Party. This Agreement and the Employee’s employment with the Company shall be terminated upon thirty (30) days’ written notice by the Company to the Employee that the Company has made a good faith determination that the Employee has a Disability. For purposes of this Agreement, “Disability” means the incapacity or inability of the Employee, whether due to accident, sickness or otherwise, as confirmed in writing by a medical doctor acceptable to the Company, to perform the essential functions of the Employee’s position under this Agreement, with or without reasonable accommodation, for an aggregate of ninety (90) days during any twelve (12) month period of the Employee’s employment with the Company. Upon written request by the Company, the Employee shall, as soon as practicable, provide the Company with medical documentation and other information sufficient to enable the Company to determine whether the Employee has a Disability. 5. Obligations of the Company Upon Termination. (a) Termination By the Company Without Cause. If the Employee incurs a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) during the Employment Term by reason of a termination of the Employee’s employment by the Company without Cause pursuant to Section 4(b) hereof: (i) The Company shall pay Employee within thirty (30) days after the effective date of termination or by such earlier date if required by applicable law, (A) the aggregate amount of Employee’s earned but unpaid Base Salary then in effect, (B) incurred but unreimbursed documented reasonable reimbursable business expenses through the date of such termination, and (C) any other amounts due under applicable law, in each case earned and owing through the date of termination (the “Accrued Obligations”). 6

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA (ii) In addition to the Accrued Obligations, the Company shall pay to Employee the amount of any Annual Bonus earned, but not yet paid, with respect to the fiscal year prior to the fiscal year in which the date of termination of Employee’s employment with the Company occurs (the “Earned Annual Bonus”), which such payment shall be made to Employee in accordance with Section 3(b) hereof. (iii) In addition to the Accrued Obligations, subject to (A) Section 5(c) below, (B) the Employee timely signing, delivering, and not revoking (if applicable) the Release (as defined in this Section 5(a)(iii)), and (C) the Employee’s compliance with the Employee’s post- termination obligations in Sections 6, 7, 8, 9, 10, and 11 hereof following the termination of Employee’s employment with the Company, the Company shall pay to the Employee severance equal to three (3) months of the Base Salary in effect on the date of termination plus two (2) weeks of the Base Salary for each full year of service for the Company completed by Employee as of the date of termination (the “Severance”), which shall be payable in equal installments in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions. Notwithstanding the foregoing, it shall be a condition to the Employee’s right to receive the Severance that the Employee execute and deliver to the Company an effective general release of claims in a form prescribed by the Company, which form shall include, among customary terms and conditions, the survival of Employee’s post-termination obligations in Sections 6, 7, 8, 9, 10, and 11 of this Agreement following termination of Employee’s employment with the Company (the “Release”), within twenty-one (21) days (or, to the extent required by law, forty-five (45) days) following the date of termination of Employee’s employment with the Company, and that the Employee not revoke such Release during any applicable revocation period (the combined review period and revocation period hereinafter referred to as the “Consideration Period”). Subject to Section 5(c) below, upon timely execution, delivery and non-revocation of the Release by Employee, the installment payments of the Severance shall begin on the first normal payroll date that is after the later of (I) the date on which the Employee delivered to the Company the Release signed by the Employee, or (II) the end of any applicable revocation period (unless a longer period is required by law). Notwithstanding the foregoing, if the earliest payment date determined under the preceding sentence is in one taxable year of the Employee and the latest possible payment date is in a second taxable year of the Employee, the first installment payment of Severance shall be made on the first normal payroll date that immediately follows the last date of the Consideration Period. (b) Termination By the Employee For Any Reason; Termination By the Company For Cause; Termination Due to Death or Disability of Employee. If the Employee terminates the Employee’s employment and this Agreement for any reason, the Company terminates the Employee’s employment and this Agreement for Cause, or the Employee’s employment and this Agreement terminates due to expiration of the Employment Term or due to the Employee’s death or Disability, then the Company’s obligation to compensate the Employee shall in all respects cease as of the date of termination, except that the Company shall pay to the Employee (or the Employee’s estate in the event of death) (i) the Accrued Obligations within thirty (30) days after the effective date of termination (or by such earlier date if required by applicable law), and (ii) the Earned Annual Bonus, if any, in accordance with Section 3(b) hereof. 7

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA (c) Six-Month Delay. To the maximum extent permitted under Section 409A of the Code, the Severance payable under Section 5(a)(iii) is intended to comply with the “separation pay exception” under Treas. Reg. §1.409A-1(b)(9)(iii). To the extent the overall Severance payable under Section 5(a)(iii) does not qualify for the “severance pay exception,” then notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any Severance payable under Section 5(a)(iii) hereof, shall be paid to the Employee during the six (6)-month period following the Employee’s termination of employment with the Company if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under paragraph (a)(2)(B)(i) of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A of the Code”). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6) month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Employee’s death), the Company shall pay the Employee a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Employee during such delay period (without interest). (d) Exclusive Benefits. Notwithstanding anything to the contrary set forth herein, except as expressly provided in this Section 5, the Employee shall not be entitled to any additional payments or benefits upon or in connection with the Employee’s termination of employment with the Company. 6. Non-Disclosure of Confidential Information. (a) Confidential Information. The Employee acknowledges that in the course of the Employee’s employment with the Company, the Employee previously was provided with, had access to, accessed, and used Confidential Information (as defined herein) of the Company Group. Employee further acknowledges that in the course of Employee’s continuing employment with the Company, the Employee will use, have access to, and develop Confidential Information (as defined herein) of the Company Group. For purposes of this Agreement, “Confidential Information” shall mean and include all information, whether written or oral, tangible or intangible (in any form or format), of a private, secret, proprietary or confidential nature, of or concerning the Company Group or the business or operations of the Company Group, including without limitation: any trade secrets or other confidential or proprietary information which is not publicly known or generally known in the industry; the identity, background, and preferences of any current, former, or prospective clients, suppliers, vendors, referral sources, and business affiliates; pricing and financial information; current and prospective client, supplier, or vendor lists and leads; proposals with prospective clients, suppliers, vendors, or business affiliates; contracts with clients, suppliers, vendors or business affiliates; marketing plans; brand standards guidelines; proprietary computer software and systems; marketing materials and information; information regarding corporate opportunities; operating and business plans and strategies; research and development; policies and manuals; personnel information of employees that is private and confidential; any information related to the compensation of employees, consultants, agents or representatives of the Company Group; sales and financial reports and forecasts; any information concerning any product, technology or procedure employed by the Company Group but not generally known to its current or prospective clients, suppliers, vendors or competitors, or under development by or being tested by the Company Group; any inventions, innovations or improvements covered by Section 9 hereof; and information concerning planned or pending 8

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA acquisitions or divestitures. Notwithstanding the foregoing, the term Confidential Information shall not include information which (A) becomes available to Employee from a source other than the Company Group or from third parties with whom the Company Group is not bound by a duty of confidentiality, or (B) becomes generally available or known in the industry other than as a result of its disclosure by Employee. (i) During the course of Employee’s employment with the Company, Employee agrees to use Employee’s best efforts to maintain the confidentiality of the Confidential Information, including adopting and implementing all reasonable procedures prescribed by the Company Group to prevent unauthorized use of Confidential Information or disclosure of Confidential Information to any unauthorized person. (ii) Employee agrees that all Confidential Information shall be the Company Group’s sole property during and after Employee’s employment with the Company. Employee agrees that Employee will not remove any hard copies of Confidential Information from the Company Group’s premises, will not download, upload, or otherwise transfer copies of Confidential Information to any external storage media, cloud storage, personal email address of Employee or email address that is not owned by the Company Group (except as necessary in the performance of Employee’s duties for the Company Group and for the Company Group’s sole benefit), and will not print hard copies of any Confidential Information that Employee accesses electronically from a remote location (except as necessary in the performance of Employee’s duties for the Company Group and for the Company Group’s sole benefit). (iii) Other than as contemplated in Section 6(a)(iv) below, in the event that Employee becomes legally obligated to disclose any Confidential Information to anyone other than to the Company Group, Employee will provide the Company with prompt written notice thereof so that the Company may seek a protective order or other appropriate remedy and Employee will cooperate with and assist the Company in securing such protective order or other remedy. In the event that such protective order is not obtained, or that the Company waives compliance with the provisions of this Section 6(a)(iii) to permit a particular disclosure, Employee will furnish only that portion of the Confidential Information which Employee is legally required to disclose. (iv) Nothing in this Agreement or any other agreement with the Company containing confidentiality provisions shall be construed to prohibit Employee from: filing a charge with, participating in any investigation or proceeding conducted by, or cooperating with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency charged with enforcement of any law, rule or regulation (“Government Agencies”); reporting possible violations of any law, rule or regulation to any Government Agencies; making other disclosures that are protected under whistleblower provisions of any law, rule or regulation; or receiving an award for information provided to any Government Agencies. Employee acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee further acknowledges that an individual 9

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. (b) Restrictions On Use And Disclosure Of Confidential Information. At all times during Employee’s employment with the Company and after Employee’s employment with Company terminates, regardless of the reason for termination, Employee agrees: (i) not to use, permit use of, discuss, disclose, transfer, or disseminate in any manner any Confidential Information, except as necessary in the performance of Employee’s duties for the Company Group and for the Company Group’s sole benefit; (ii) not to make, or cause to be made, copies (in any form or format) of the Confidential Information, except as necessary in the performance of Employee’s duties for the Company Group and for the Company Group’s sole benefit; and (iii) to promptly and fully advise the Company of all facts known to Employee concerning any actual or threatened unauthorized use of the Confidential Information or disclosure of the Confidential Information to any unauthorized person about which Employee becomes aware. The restrictions contained in this Section 6(b) also apply to Confidential Information developed by Employee during Employee’s employment with the Company, which are related to the Company Group or to the Company Group’s successors or assigns, as such information is developed for the benefit of and ownership of the Company Group and all rights and privileges to such information or derivative works, including but not limited to trademarks, patents and copyrights remain with the Company Group. (c) Third Party Information. Employee acknowledges that during the course of Employee’s employment with the Company, Employee may have already received or had access to, and may continue to receive or have access to, confidential or proprietary information belonging to third parties (“Third Party Information”). During the Employment Term and thereafter, Employee agrees: (i) to hold the Third Party Information in the strictest confidence, take all reasonable precautions to prevent the inadvertent disclosure of the Third Party Information to any unauthorized person, and follow all of the Company’s policies regarding protecting the Third Party Information; (ii) not to use, permit use of, discuss, disclose, transfer, or disseminate in any manner any Third Party Information, except as necessary in the performance of Employee’s duties for the Company Group; (iii) not to make, or cause to be made, copies (in any form or format) of the Third Party Information, except as necessary in the performance of Employee’s duties for the Company Group; and (iv) to promptly and fully advise the Company of all facts known to the Employee concerning any actual or threatened unauthorized use of the Third Party Information or disclosure of the Third Party Information to any unauthorized person about which Employee becomes aware. (d) Return of Confidential Information and Property. Upon termination of Employee’s employment with the Company, notwithstanding the reason or cause of termination, and at any other time upon written request by the Company, Employee shall promptly return to the Company all originals, copies, or duplicates, in any form or format (whether paper, electronic or other storage media), of the Confidential Information and the Third Party Information, as well as any and all other documents, computer discs, computer data, equipment, and property of the Company Group (including, but not limited to, cell phones, credit cards, and laptop computers if they have been provided to Employee), relating in any way to the business of the Company Group or in any way obtained by Employee during the course of Employee’s employment with the Company. Employee further agrees that after termination of Employee’s employment with the 10

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA Company, Employee shall not retain any copies, notes, or abstracts in any form or format (whether paper, electronic or other storage media) of the Confidential Information, the Third Party Information, or other documents or property belonging to the Company Group. 7. Non-Competition; Non-Solicitation. (a) Non-Competition. Employee acknowledges the highly competitive nature of Company Group’s business and, in consideration of Employee’s employment and continued employment with the Company, access to the Confidential Information, and the payment of the Base Salary and certain benefits by Company to Employee pursuant to the terms hereof (which Employee acknowledges is sufficient to justify the restrictions contained herein), Employee agrees that during Employee’s employment with the Company and for a period of twenty-four (24) months from the date of termination of Employee’s employment with the Company for any reason whatsoever (and whether upon notice of the Company or the Employee) (the “Restricted Period”), Employee will not engage, directly or indirectly, as a principal, officer, agent, employee, director, member, partner, stockholder (other than as the passive holder of less than 2% of the outstanding stock of a publicly-traded corporation), independent contractor, or through the investment of capital, lending of money or property, rendering of consulting services or advice, or in any other capacity, whether with or without compensation or other remunerations, in the Restricted Business (as hereinafter defined) anywhere within the Restricted Area (as hereinafter defined), except on behalf of the Company Group or with the prior written consent of the Board. For purposes of this Agreement, the “Restricted Area” includes any country, state, province, county, or city in which Company Group (i) conducts business as of the date of termination of Employee’s employment with the Company or (ii) conducted business within the one-year period prior to the date of termination of Employee’s employment with the Company. For purposes of this Agreement, “Restricted Business” shall mean the business of selling vaporization products and accessories, consumption devices and accessories, hemp-derived cannabidiol, and ancillary products for licensed cannabis producers (e.g. child-resistant packaging), and any other business that is the same as, similar to, or competitive with the products or services provided by the Company Group. (b) Non-Solicitation of Clients, Suppliers, Vendors, and Referral Sources. Employee agrees that during the Restricted Period (as defined in Section 7(a)), the Employee shall not, for Employee’s own benefit or on behalf of any other person or entity (other than the Company Group), directly or indirectly through another person or entity: (i) contact, solicit, or communicate with any existing or prospective client, supplier, vendor, or referral source of the Company Group for the purpose of encouraging, causing, or inducing the client, supplier, vendor, or referral source to cease or reduce doing business with the Company Group; (ii) contact, solicit, or communicate with any existing or prospective client of the Company Group for the purpose of providing the client with products or services competitive with those products or services provided by the Company Group; or (iii) aid or assist any other person, business, or entity to do any of the aforesaid prohibited acts. The restriction created by this Section 7(b) is limited to client, supplier, vendor, or referral source with which the Company Group did business or proposed to do business at any time during Employee’s employment with the Company. (c) Non-Solicitation of Employees, Consultants, and Independent Contractors. Employee agrees that during the Restricted Period (as defined in Section 7(a)), the Employee shall not, directly or indirectly (in any capacity, on Employee’s own behalf or on behalf of any other person or entity): (i) solicit, request, induce or encourage any employees, consultants or 11

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA independent contractors of the Company Group to terminate their employment, to cease to be engaged by the Company Group, and/or to terminate or reduce their business relationship with the Company Group; or (ii) hire, employ, or offer to hire or employ (other than for the Company Group) any employee, consultant, or independent contractor who is employed or engaged by the Company Group, or any person or entity who was employed by the Company Group or engaged by the Company Group as a consultant or independent contractor at any time during the one (1) year period preceding the date of termination of Employee’s employment with the Company. (d) Reasonableness of Restrictive Covenants. Employee agrees and acknowledges that to assure the Company that the Company Group will retain the value of its operations, it is necessary that the Employee abide by the restrictions set forth in this Agreement. Employee further agrees that the promises made in this Agreement are reasonable and necessary for protection of the Company Group’s legitimate business interests including, but not limited to: the Confidential Information; client good will associated with the specific marketing and trade area in which the Company Group conducts its business; the Company Group’s substantial relationships with prospective and existing clients, suppliers, vendors, and referral sources; and a productive and competent and undisrupted workforce. Employee agrees that the restrictive covenants in this Agreement will not prevent Employee from earning a livelihood in Employee’s chosen business, they do not impose an undue hardship on Employee, and that they will not injure the public. (e) Tolling of Restrictive Period. The time period during which Employee is to refrain from the activities described in Section 7 of this Agreement will be extended by any length of time during which Employee is in breach of Section 7 of this Agreement. The Employee acknowledges that the purposes and intended effects of the restrictive covenants would be frustrated by measuring the period of the restriction from the date of termination of Employee’s employment where the Employee failed to honor the restrictive covenant until required to do so by court order. 8. Non-Disparagement. Employee agrees that at all times during and after the Employment Term, Employee will not engage in any conduct that is injurious to the reputation or interests of the Company Group, including, but not limited to, making disparaging comments (or inducing or encouraging others to make disparaging comments) about the Company Group, any of the shareholders, members, directors, officers, employees or agents of the Company Group, or the Company Group’s operations, financial condition, prospects, products or services. However, nothing in this Agreement shall prohibit Employee from: exercising protected rights under Section 7 of the National Labor Relations Act; filing a charge with, participating in any investigation or proceeding conducted by, or cooperating with any Government Agencies; testifying truthfully in any forum or before any Government Agencies; reporting possible violations of any law, rule or regulation to any Government Agencies; or making other disclosures that are protected under whistleblower provisions of any law, rule or regulation. 9. Intellectual Property. (a) Work Product Owned By the Company. Employee agrees that the Company or the applicable member of the Company Group (each individually the “Assigned Party”) is and will be the sole and exclusive owner of all ideas, inventions, discoveries, improvements, designs, plans, methods, works of authorship, deliverables, writings, brochures, 12

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA manuals, know-how, method of conducting its business, policies, procedures, products, processes, software, or any enhancements, or documentation of or to the same and any other work product in any form or media that Employee made prior to the Effective Date, makes, works on, conceives, or reduces to practice, individually or jointly with others, in the course of Employee’s past, current and future employment for the Assigned Party or with the use of the Assigned Party’s time, materials or facilities, and is in any way related or pertaining to or connected with the present or anticipated business, products or services of the Assigned Party whether produced during normal business hours or on personal time (collectively, “Work Products”). (b) Intellectual Property. “Intellectual Property” means any and all (i) copyrights and other rights associated with works of authorship, (ii) trade secrets and other confidential information, (iii) patents, patent disclosures and all rights in inventions (whether patentable or not), (iv) trademarks, trade names, Internet domain names, and registrations and applications for the registration thereof together with all of the goodwill associated therewith, (v) all other intellectual and industrial property rights of every kind and nature throughout the world and however designated, whether arising by operation of law, contract, license, or otherwise, and (vi) all registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in effect. (c) Assignment. Employee acknowledges Employee’s work and services provided for the Assigned Party and all results and proceeds thereof, including, the Work Products, are works done under Company Group’s direction and control and have been specially ordered or commissioned by the Company Group. To the extent the Work Products are copyrightable subject matter, they shall constitute “works made for hire” for the Company Group within the meaning of the Copyright Act of 1976, as amended, and shall be the exclusive property of the Assigned Party. Should any Work Product be held by a court of competent jurisdiction to not be a “work made for hire,” and for any other rights, Employee hereby assigns and transfers to Assigned Party, to the fullest extent permitted by applicable law, all right, title, and interest in and to the Work Products, including but not limited to all Intellectual Property pertaining thereto, and in and to all works based upon, derived from, or incorporating such Work Products, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement. Employee hereby waives and further agrees not to assert Employee’s rights known in various jurisdictions as moral rights and grants the Company Group the right to make changes, as the Company Group deems necessary, in the Work Products. (d) License of Intellectual Property Not Assigned. Notwithstanding the above, should Employee be deemed to own or have any Intellectual Property that is used, embodied, or reflected in the Work Products, Employee hereby grants to the Company Group, its successors and assigns, the non-exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicenses, to use, reproduce, publish, create derivative works of, market, advertise, distribute, sell, publicly perform and publicly display and otherwise exploit by all means now known or later developed the Work Products and Intellectual Property. (e) Maintenance; Disclosure; Execution; Attorney-In-Fact. Employee will, at the request and cost of the Assigned Party, sign, execute, make and do all such deeds, documents, acts and things as the Assigned Party and their duly authorized agents may reasonably require to 13

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA apply for, obtain and vest in the name of the Assigned Party alone (unless the Assigned Party otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same. In the event the Assigned Party is unable, after reasonable effort, to secure Employee’s signature on any letters patent, copyright or other analogous protection relating to a Work Product, whether because of Employee’s physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Assigned Party and their duly authorized officers and agents as Employee’s agent and attorney-in-fact (which designation and appointment shall be (i) deemed coupled with an interest and (ii) irrevocable, and shall survive Employee’s death or incapacity), to act for and in Employee’s behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Employee. (f) Employee’s Representations Regarding Work Products. Employee represents and warrants that all Work Products that Employee makes, works on, conceives, or reduces to practice, individually or jointly with others, in the course of performing Employee’s duties for Assigned Party under this Agreement are (i) original or an improvement of the Assigned Party’s prior Work Products and (ii) do not include, copy, use, or infringe any Intellectual Property rights of a third party. 10. Cooperation. Employee agrees that at all times during the Employee’s employment with the Company and at all times thereafter (including following the termination of the Employee’s employment for any reason), Employee will cooperate with all reasonable requests by the Company Group for assistance in connection with any any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, involving the Company Group, including by providing truthful testimony in person in any such action, suit, or proceeding, and by providing information and meeting and consulting with the Board or their representatives or counsel, or representatives of or counsel to the Company Group, as reasonably requested; provided, however, that the foregoing shall not apply to any action, suit, or proceeding involving disputes between Employee and the Company Group arising under this Agreement or any other agreement. 11. Indemnification. During and after the Employment Term, the Employee shall be entitled to all rights to indemnification available under the by-laws, certificate of incorporation and any director and officer insurance policies of Greenlane and the Company, any indemnification agreement entered into between Greenlane and Employee, or to which Employee may otherwise be entitled through Greenlane, the Company, and/or any of their respective subsidiaries and affiliates, in accordance with their respective terms. Employee hereby agrees to indemnify, save and hold harmless the Company Group, including each of their respective past, present and future employees, consultants, agents, shareholders, members, officers, managers, and directors, but excluding Employee (collectively the “Company Indemnitees”), from and against any and all claims, causes of action, demands, charges, judgments, losses, damages or costs (including reasonable attorneys’ fees) and other obligations and liabilities whatsoever (collectively, “Losses”) which may arise, directly or indirectly, as a result of, or in connection with Employee’s commission of any act or omission involving gross negligence, willful misconduct, moral turpitude, misappropriation, embezzlement, dishonesty, or fraud. By way of inclusion and not limitation, “Losses” hereunder shall be deemed to include any claims, fines, penalties, actions, proceedings or orders of state or federal agencies or contingent liabilities. Employee further agrees to assist any Company 14

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA Indemnitee with its defense of any future third party claims against any Company Indemnitee for which Employee’s assistance is necessary or advisable in the reasonable discretion of such Company Indemnitee’s counsel, without cost to any Company Indemnitee provided, however, that in no event shall Employee be responsible for any portion of any Company Indemnitee’s legal fees, except as otherwise provided in this Section 11. 12. Severability; Independent Covenants. If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain enforceable and the invalid, illegal or unenforceable provisions shall be modified so as to be valid and enforceable and shall be enforced as modified. If, moreover, any part of this Agreement is for any reason held too excessively broad as to time, duration, geographic scope, activity, or subject, it is the intent of the Parties that this Agreement shall be judicially modified by limiting or reducing it so as to be enforceable to the extent compatible with the applicable law. The existence of any claim or cause of action of Employee against the Company Group (or against any member, shareholder, director, officer or employee thereof), whether arising out of the Agreement or otherwise, shall not constitute a defense to: (i) the enforcement by the Company Group of any of the restrictive covenants set forth in this Agreement; or (ii) the Company Group’s entitlement to any remedies hereunder. Employee’s obligations under this Agreement are independent of any of the Company Group’s obligations to the Employee. 13. Remedies for Breach. Employee acknowledges and agrees that it would be difficult to measure the damages to the Company Group from any breach or threatened breach by Employee of this Agreement, including but not limited to Sections 6, 7, 8, and 9 hereof; that injury to the Company Group from any such breach would be irreparable; and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee breaches or threatens to breach any of the promises contained in this Agreement, the Company Group shall, in addition to all other remedies it may have (including monetary remedies), be entitled to seek an injunction and/or equitable relief, on a temporary or permanent basis, to restrain any such breach or threatened breach without showing or proving any actual damage to the Company Group. Nothing herein shall be construed as a waiver of any right the Company Group may have or hereafter acquire to pursue any other remedies available to it for such breach or threatened breach, including recovery of damages from Employee. Notwithstanding any provision of this Agreement to the contrary, Employee shall not be entitled to any post-termination payments pursuant hereto during any period in which Employee is materially violating any of Employee’s obligations under Sections 6, 7, 8, or 9 hereof. 14. Assignment; Third-Party Beneficiaries. The rights of the Company under this Agreement may, without the consent of Employee, be assigned by the Company to (i) any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquires all or substantially all of the Company’s stock or assets, or (ii) any affiliate or future affiliate of the Company, and such assignment by Company pursuant to this Section 14 shall automatically, and without any further action required by the Parties, relieve the assignor Company (and discharge and release the assignor Company) from all obligations and liabilities under or related to this Agreement (all such obligations and/or automatically liabilities assumed by the assignee Company). This Agreement shall be binding upon and inure to the benefit of any successor or assigns of Company. Employee may not assign this Agreement without the written consent of the Company. Employee agrees that each member of the Company Group is an 15

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA express third party beneficiary of this Agreement, and this Agreement, including the restrictive covenants and other obligations set forth in Sections 6, 7, 8, 9, 10, and 11 hereof, are for each such member’s benefit. Employee expressly agrees and consents to the enforcement of this Agreement, including but not limited to the restrictive covenants and other obligations in Sections 6, 7, 8, 9, 10 and 11 hereof, by any member of the Company Group as well as by the Company Group’s future affiliates, successors and/or assigns. 15. Attorneys’ Fees and Costs. In any action brought to enforce or otherwise interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs from the non-prevailing party to the action or proceeding, including through settlement, judgment and/or appeal. 16. Governing Law; Arbitration. (a) Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to its choice of law principles, except where the application of federal law applies. (b) Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to this Agreement, to the maximum extent allowed by applicable law, shall be submitted to final and binding arbitration administered by JAMS, Inc. (“JAMS”) in accordance with the Federal Arbitration Act and the JAMS Employment Arbitration Rules and Procedures (the “Rules”) then in effect, and conducted in Boca Raton, Florida by a single neutral arbitrator selected in accordance with the Rules. The Rules can be found at wwww.jamsadr.com/rules- employment-arbitration/. In arbitration, the Parties have the right to be represented by legal counsel; the arbitrator shall permit adequate discovery sufficient to allow the Parties to vindicate their claims and may not limit the Parties’ rights to reasonable discovery; the Parties shall have the right to subpoena witnesses to compel their attendance at hearings and to cross-examine witnesses; and the arbitrator's decision shall be in writing and shall contain essential findings of fact and conclusions of law on which the award is based. The arbitrator shall have the power to resolve all disputes and award any type of legal or equitable relief, to the extent such relief is available under applicable law. Further, in any such arbitration proceeding, the prevailing party shall be entitled to an award of that party’s costs and attorney’s fees, unless otherwise prohibited by applicable law. Any award by the arbitrator may be entered as a judgment in any court having jurisdiction in an action to confirm or enforce the arbitration award. Except as necessary to confirm or enforce an award, the Parties agree to keep all arbitration proceedings completely confidential. Notwithstanding the foregoing, either Party may seek preliminary injunctive and/or other equitable relief from a court of competent jurisdiction in support of claims to be prosecuted in arbitration. In the event a dispute, controversy, or claim arising out of or related to this Agreement is found to fall outside of the arbitration provision in this Section 16(b), the Parties agree to submit to the exclusive jurisdiction and venue of the state and federal courts in Palm Beach County, Florida for the resolution of such dispute, controversy, or claim. 17. Mutual Waiver of Jury Trial in Court Proceedings. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND A TRIAL BY JURY FOR ANY CAUSE OF ACTION, CLAIM, RIGHT, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES. THIS WAIVER EXTENDS TO ANY AND ALL 16

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING BUT NOT LIMITED TO THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HEREBY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY. 18. Waiver. No waiver of any breach or other rights under this Agreement shall be deemed a waiver unless the acknowledgment of the waiver is in writing executed by the party committing the waiver. No waiver shall be deemed to be a waiver of any subsequent breach or rights. All rights are cumulative under this Agreement. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of Employee’s conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company’s right at a later time to enforce any such term or provision. 19. Survival. Employee’s post-termination obligations and the Company Group’s post- termination rights under Sections 6 through 19 of this Agreement shall survive the termination of this Agreement and the termination of Employee’s employment with the Company regardless of the reason for termination; shall continue in full force and effect in accordance with their terms; and shall continue to be binding on the Parties. 20. Independent Advice. Employee acknowledges that the Company has provided Employee with a reasonable opportunity to obtain independent legal advice with respect to this Agreement, and that either: (a) Employee has had such independent legal advice prior to executing this Agreement; or (b) Employee has willingly chosen not to obtain such advice and to execute this Agreement without having obtained such advice. 21. Entire Agreement. This Agreement constitutes the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments, including but not limited to the Employment Agreement and Confidentiality Agreement, are hereby canceled and terminated. 22. Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the Party or Parties against whom enforcement of such amendment, supplement, or modification is sought. 23. Notices. Any notice, request or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed given: (a) upon delivery, if delivered by hand; (b) three (3) days after the date of deposit in the mail, postage prepaid, if mailed by certified U.S. mail; or (c) on the next business day, if sent by prepaid overnight courier service. If not personally delivered by hand, notice shall be sent using the addresses set forth below or to such other address as either Party may designate by written notice to the other: If to the Employee: at the Employee’s most recent address on the records of the Company. 17

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA If to the Company, to: Warehouse Goods LLC Attention: Douglas Fischer, General Counsel 1095 Broken Sound Parkway NW, Suite 300, Boca Raton, FL 33487 dfischer@gnln.com 24. Code Section 409A Compliance. It is intended that the provisions of this Agreement are either exempt from or comply with the terms and conditions of Section 409A of the Code and to the extent that the requirements of Section 409A of the Code are applicable thereto, all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A of the Code. If under this Agreement, an amount is to be paid in two or more installments, for purposes of Section 409A of the Code each installment shall be treated as a separate payment. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee in any other calendar year; (ii) the reimbursements for expenses for which Employee is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (iii) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit. 25. Counterparts; Electronic Transmission; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, including an electronic copy or facsimile, but all of which taken together shall constitute one and the same instrument. The headings used herein are for ease of reference only and shall not define or limit the provisions hereof. [Remainder of this page intentionally left blank; signatures follow.] 18

DocuSign Envelope ID: CFC709C8-468A-46B5-A15B-58ECDE4FA3FA IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written. COMPANY WAREHOUSE GOODS LLC By: Aaron LoCascio Name: Title: CEO EMPLOYEE [INSERT NAME] William J Bine GREENLANE HOLDINGS, INC. By: Name: Title: 19